                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                             File No.  333-50505



                 PROSPECTUS SUPPLEMENT NO. 11 DATED MAY 18, 1999
                         TO PROSPECTUS DATED MAY 4, 1998

                                     AVIRON
                                  $100,000,000
                 5 3/4% Convertible Subordinated Notes due 2005
                                       and
             Shares of Common Stock Issuable Upon Conversion thereof

        This Prospectus Supplement should be read in conjunction with the Prospectus dated May 4, 1998 (the "Prospectus"). The table on pages 45 and 46 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                             SELLING SECURITYHOLDERS

        The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.

                                    PRINCIPAL
                                    AMOUNT OF
                                   NOTES OWNED       PRINCIPAL       COMMON STOCK    COMMON STOCK
                                    PRIOR TO      AMOUNT OF NOTES   OWNED PRIOR TO      OFFERED
             NAME                  OFFERING(1)     OFFERED HEREBY   OFFERING(1)(2)      HEREBY
             ----                  -----------    ---------------   --------------   ------------
AAM/Zazove Institutional
Income Fund, L.P.                   $        0      $        0               0               0

Alexandra Global Investment
Fund I, Inc.                                 0               0          70,716               0

Amoco Corporation Master Trust               0               0               0               0

Allstate Insurance Company           3,000,000       3,000,000

Argent Classic Convertible
Arbitrage Fund L.P.                          0               0               0               0

Argent Classic Convertible
Arbitrage Fund (Bermuda) L.P.                0               0               0               0

Bakers Local 433 Pension Trust          40,000          40,000               0               0

BancAmerica Robertson Stephens         195,000         195,000               0               0

BNP Arbitrage SNC                    2,550,000       2,550,000               0               0

BT Holdings (New York), Inc.         1,000,000       1,000,000               0               0





                                       1.

                                    PRINCIPAL
                                    AMOUNT OF
                                   NOTES OWNED       PRINCIPAL       COMMON STOCK    COMMON STOCK
                                    PRIOR TO      AMOUNT OF NOTES   OWNED PRIOR TO      OFFERED
             NAME                  OFFERING(1)     OFFERED HEREBY   OFFERING(1)(2)      HEREBY
             ----                  -----------    ---------------   --------------   ------------

Chrysler Corporation Master
Retirement Trust                     1,370,000       1,370,000               0               0

CIBC Oppenheimer                             0               0               0               0

Contrary Fund LLC                            0               0               0               0

Declaration of Trust for the
Defined Benefit Plans of ICI
American Holdings Inc.                 100,000         100,000               0               0

Declaration of Trust for the
Defined Benefit Plans of
ZENECA Holdings Inc.                    65,000          65,000               0               0

Delaware PERS                          720,000         720,000               0               0

Delaware State Employees'
Retirement Fund                        335,000         335,000               0               0

Deutsche Bank Securities                     0               0               0               0

Donaldson, Lufkin & Jenrette
Securities Corporation                       0               0               0               0

Fidelity American Trust                      0               0               0               0

Fidelity Financial Trust
Fidelity Convertible
Securities Fund                              0               0               0               0

Forest Alternative Strategies
Fund II Series A-5I                          0               0               0               0

Forest Alternative Strategies
Fund II LP Series A-5                        0               0               0               0

Forest Alternative Strategies
Fund II LP Series A-5M                       0               0               0               0

Forest Alternative Strategies
Fund Series B-3                              0               0               0               0

Forest Global Convertible
Fund Series A-5                              0               0               0               0

Forest Global Convertible
Fund Series B-1                              0               0               0               0

Forest Global Convertible
Fund Series B-2                              0               0               0               0

Forest Global Convertible
Fund Series B-3                              0               0               0               0

Forest Global Convertible
Fund Series B-5                              0               0               0               0





                                       2.

                                    PRINCIPAL
                                    AMOUNT OF
                                   NOTES OWNED       PRINCIPAL       COMMON STOCK    COMMON STOCK
                                    PRIOR TO      AMOUNT OF NOTES   OWNED PRIOR TO      OFFERED
             NAME                  OFFERING(1)     OFFERED HEREBY   OFFERING(1)(2)      HEREBY
             ----                  -----------    ---------------   --------------   ------------
Forest Greyhound                           0                0                0               0

Forest Performance Fund                    0                0                0               0

Forum Capital Markets L.P.         1,000,000        1,000,000                0               0

Fox Family Foundation 10/10/87             0                0                0               0

Fox Family Portfolio
Partnership                                0                0                0               0

Hawaiian Airlines Inc. FBO
Pension Plan for Employees
Rep. By the IAM                      120,000          120,000                0                0

Hawaiian Airlines Inc. UAD
1/1/76 FBO Pension Plan for
Salaried Individual (SAL)             30,000           30,000                0               0

Heritage Series Trust Small
Cap Stock Fund                     1,000,000        1,000,000          100,000               0

ICI American Holdings                310,000          310,000                0               0

The James and Abigail
Campbell Foundation                   75,000           75,000                0               0

Jeffries and Company Inc.             20,000           20,000                0               0

JMG Convertible Investments,
L.P.                                 500,000          500,000                0               0

Kapiolani Health                      80,000           80,000                0               0

LDG Limited                          150,000          150,000                0               0

Little Wing L.P.                           0                0                0               0

Lincoln National Convertible
Securities Fund                    1,700,000        1,700,000                0               0

LLT Limited                                0                0                0               0

MainStay Convertible Fund                  0                0           68,800               0

Maui Publishing Company
Retirement Plan                       10,000            10,000               0               0

McMahan Securities Company
L.P.                                 505,000          505,000                0               0

Minnesota Bakers Union
Pension Fund                          30,000           30,000                0               0

Morgan Stanley Dean Witter                 0                0                0               0

Nalco Chemical Company               160,000          160,000                0               0





                                       3.

                                    PRINCIPAL
                                    AMOUNT OF
                                   NOTES OWNED       PRINCIPAL       COMMON STOCK    COMMON STOCK
                                    PRIOR TO      AMOUNT OF NOTES   OWNED PRIOR TO      OFFERED
             NAME                  OFFERING(1)     OFFERED HEREBY   OFFERING(1)(2)      HEREBY
             ----                  -----------    ---------------   --------------   ------------
Navesink Equity Derivative
Fund, LDC                          2,000,000        2,000,000                0               0

Northwestern Mutual Life
Insurance Company                          0                0                0               0

OCM Convertible Limited
Partnership                           50,000           50,000                0               0

OCM Convertible Trust              1,315,000        1,315,000                0               0

Pacific Life Insurance Company     3,000,000        3,000,000                0               0

Paloma Securities L.L.C.           1,500,000        1,500,000                0               0

Partner Reinsurance Company,
Ltd.                                 225,000          225,000                0               0

Pepperdine University Pool A#1       175,000          175,000                0               0

Sage Capital                       1,250,000        1,250,000                0               0

Schroders & Co. Inc.                 250,000          250,000                0               0

Silverton International Fund
Limited                            1,500,000        1,500,000                0               0

Societe Generale Securities
Corp.                              6,370,000        6,370,000                0               0

SSI Balanced Hedge Partnership        45,000           45,000                0               0

State Employees' Retirement
Fund of the State of Delaware        360,000          360,000                0               0

State of Connecticut Combined
Investment Funds                   1,280,000        1,280,000                0               0

Thermo Eletron Balanced
Investment Fund                            0                0                0               0

TQA Leverage Fund, L.P.            1,100,000        1,100,000                0               0

TQA Vantage Fund, LTD              2,300,000        2,300,000                0               0

TQA Vantage Plus, LTD                450,000          450,000                0               0

Tracor, Inc. Employees
Retirement Plan                      110,000          110,000                0               0

Trade Winds L.P.                           0                0                0               0

Triton Capital Investments,
Ltd.                                 500,000          500,000                0               0

Twin City Bakery Drivers
Pension Fund                          20,000           20,000                0               0

Unity House                           80,000           80,000                0               0






                                       4.

                                    PRINCIPAL
                                    AMOUNT OF
                                   NOTES OWNED       PRINCIPAL       COMMON STOCK    COMMON STOCK
                                    PRIOR TO      AMOUNT OF NOTES   OWNED PRIOR TO      OFFERED
             NAME                  OFFERING(1)     OFFERED HEREBY   OFFERING(1)(2)      HEREBY
             ----                  -----------    ---------------   --------------   ------------
Vanguard Convertible
Securities Fund, Inc.                      0                0                0               0

Walker Art Center                     50,000           50,000                0               0

Weirton Trust                        200,000          200,000                0               0

Zeneca Holdings Trust                310,000          310,000                0               0
                              --------------   --------------          -------         -------

TOTAL                         $39,505,000.00   $39,505,000.00          239,516               0
                              ==============   ==============          =======         =======


---------------

(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares on Common Stock shown as beneficially owned by them. Numbers reflect ownership prior to the date of this Supplement.

(2) Includes Conversion Shares based on a conversion price of $30.904 per share and a cash payment in lieu of any fractional interest.

     Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.














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